SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

KeyCorp (Exact Name of Registrant as Specified in Its Charter)	KeyCorp Capital V (Exact Name of Registrant as Specified in Its Charter)

OHIO (State of Incorporation or Organization)	34-6542451 (I.R.S. Employer Identification No.)	DELAWARE (State of Incorporation or Organization)	34-7100083 (I.R.S. Employer Identification No.)

127 Public Square Cleveland, Ohio 44114-1306 (Address of Principal Executive Offices)	c/o KeyCorp 127 Public Square Cleveland, Ohio 44114-1306 (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. |X|	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration file number to which this form relates:   333-88934

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Trust Preferred Securities of KeyCorp Capital V Junior Subordinated Debentures of KeyCorp* KeyCorp Guarantee with respect to Trust Preferred Securities of KeyCorp Capital V*	New York Stock Exchange, Inc. New York Stock Exchange, Inc.* New York Stock Exchange, Inc.*

Securities to be registered pursuant to Section 12(g) of the Act:
None

_________________
* Not for trading, but only in connection with the registration of the Trust Preferred Securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

            On May 23, 2002, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (the “Form S-3”) under the Securities Act of 1933, as amended (File No. 333-88934) (the “Registration Statement”). On June 12, 2002, the Registrant filed with the SEC Amendment No. 1 to the Registration Statement. On July 16, 2003, the Registrant filed with the SEC pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended, the prospectus dated June 12, 2002 as supplemented by the prospectus supplement dated July 14, 2003 (the “Prospectus” and the “Prospectus Supplement”, respectively). The Prospectus and the Prospectus Supplement are incorporated herein by reference to the extent set forth below.

Item 1.      Description of Registrants’ Securities to be Registered.

            The description of the securities to be registered hereby is incorporated by reference to the description that appears under the caption “Capital Securities and Related Instruments” in the Prospectus and the descriptions that appear under the captions “Description of the Trust Preferred Securities”, “Description of the Junior Subordinated Debentures” and “Description of Guarantee” in the Prospectus Supplement.

Item 2.      Exhibits

            The following exhibits have been incorporated by reference into this registration statement filed with the SEC.

Exhibit No. 4.1	Description Form of Amended and Restated Trust Agreement of KeyCorp Capital V (incorporated herein by reference to Exhibit 4.H to the Form S-3).
4.2	Form of Guarantee Agreement for KeyCorp Capital V (incorporated by reference to Exhibit 4.M to the Form S-3).
4.3	Restated Rights Agreement, dated as of May 15, 1997, between KeyCorp and KeyBank National Association, as Rights Agent (incorporated herein by reference to Exhibit 1 to Registrant’s Form 8-A filed on June 19, 1997).

25	Statement of Eligibility on Form T-1 of Deutsche Bank Trust Company Americas, as Trustee for KeyCorp Capital V (incorporated herein by reference to Exhibit 25.B to the Form S-3)

SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement thereto to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 21, 2003

KeyCorp
By:	/s/ Joseph M. Vayda

	Name: Title:	Joseph M. Vayda Executive Vice President and Treasurer

KeyCorp Capital V
By:	KeyCorp, as Depositor
By:	/s/ Daniel R. Stolzer

	Name: Title:	Daniel R. Stolzer Vice President and Associated General Counsel